UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2005
Date of Report (Date of earliest event reported)

CLYVIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1480 Gulf Road, #204
Point Roberts, WA	98281
(Zip Code)

(360) 306-0230
Registrant's telephone number, including area code

Suite 900, 555 Burrard Street
Vancouver, BC V7X 1M8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD.

ITEM 7.01	REGULATION FD DISCLOSURE

$2,000,000 Private Placement

Clyvia Inc. (the “Company”) has negotiated a private placement with two corporate investors for a total of 1,801,802 units at a price of $1.11 per unit, for total proceeds of $2,000,000. Each unit will be comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant will entitle the holder to purchase one additional share of the Company’s common stock at a price of $1.35 per share for a period of two years from the date of closing. Closing of this private placement is expected to take place on or before December 15, 2005.

A copy of the Company’s press release announcing the completion of the private placement is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLYVIA INC.

Date: November 21, 2005	By:	/s/ Walter P.W. Notter

	Title:	WALTER P.W. NOTTER
Chief Executive Officer, President,
Chief Financial Officer and Treasurer